EXHIBIT 21.1
Significant Subsidiaries of the Registrant
The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 25, 2005 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or Jurisdiction
Name	of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs Paris Inc. ET CIE	France
Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
GS Global Funding Hong Kong Trust II	Hong Kong
GS Global Funding Hong Kong Partnership	Hong Kong
GS Power Holdings LLC	Delaware
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
J. Aron & Company (U.K.)	United Kingdom
GS Linden Power Holdings LLC	Delaware
Goldman Sachs Mortgage Company	New York
GS Financial Services L.P. (Del)	Delaware
GS Diversified Holdings II LLC	Delaware
Chiltern Trust	Isle of Jersey
GS Global Funding, Inc.	Delaware
NJLQ (Ireland) Limited	Ireland
Goldman Sachs Capital Markets, L.P.	Delaware
William Street Equity LLC	Delaware
William Street Funding Corporation	Delaware
GS Global Investments, Co.	Delaware
GS Global Investments UK, Inc.	Delaware
GSFS Investments I Corp.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
J. Aron Holdings, L.P.	Delaware

State or Jurisdiction
Name	of Entity
J. Aron & Company	New York
Goldman Sachs (Asia) Securities Limited	Hong Kong
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management Co., Ltd.	Japan
Goldman Sachs Hedge Fund Strategies LLC	Delaware
GSEM (DEL) Inc.	Delaware
GSEM (DEL) LLC	Delaware
GS Equity Markets, L.P. (Bermuda)	Bermuda
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) L.L.C.	Delaware
MLQ Investors, L.P.	Delaware
Jupiter Investment Co., Ltd.	Japan
Goldman Sachs Realty Japan Ltd.	Japan
GSCP (DEL) Inc.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, LTD	United Kingdom
GS European Opportunities Investment Fund B.V.[1]	Netherlands
GS European Strategic Investment Group B.V.[1]	Netherlands
SSIG SPF ONE LQ, LLC	Delaware
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
Mehetia Inc.	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York
Spear, Leeds & Kellogg Specialists LLC	New York
GS European Performance Fund Limited	Ireland

[1]	These entities are 25% owned by The Norinchukin Trust & Banking Company Ltd.